Exhibit 99.1

3756 Central Avenue Riverside, CA 92506 (951) 686-6060	NEWS RELEASE

PROVIDENT FINANCIAL HOLDINGS REPORTS
THIRD QUARTER OF FISCAL 2018 RESULTS

Net Income Rises 51 Percent to $1.73 Million Compared to Same Quarter Last Year

Net Interest Margin Expands 15 Basis Points to 3.23%
Compared to Prior Sequential Quarter

Net Interest Income Rises Six Percent from the Same Quarter Last Year

Non-Interest Expense Declines 10 Percent from the Same Quarter Last Year

Non-Performing Assets Decline 21 Percent to $7.6 Million from June 30, 2017

Riverside, Calif. – April 26, 2018 – Provident Financial Holdings, Inc. ("Company"), NASDAQ GS: PROV, the holding company for Provident Savings Bank, F.S.B. ("Bank"), today announced third quarter results for the fiscal year ending June 30, 2018.
            For the quarter ended March 31, 2018, the Company reported net income of $1.73 million, or $0.23 per diluted share (on 7.62 million average diluted shares outstanding), an increase of 51 percent from net income of $1.15 million, or $0.14 per diluted share (on 8.09 million average diluted shares outstanding), in the comparable period a year ago. Compared to the same quarter last year, the increase in earnings was primarily attributable to an increase in net interest income, an increase in the recovery from the allowance for loan losses, and decreases in salaries and employee benefits and sales and marketing expenses, partly offset by a decrease in the gain on sale of loans and an increase in other non-interest expense.
"Our community banking results continue to strengthen and the outlook for our community banking business is favorable," said Craig G. Blunden, Chairman and Chief Executive Officer of the Company.  "Unfortunately, and despite our aggressive response to date, weaker mortgage banking fundamentals have resulted in poorer performance from the business.  We will continue to adjust our mortgage banking business model to improve on our results," Mr. Blunden concluded.
Return on average assets for the third quarter of fiscal 2018 increased to 0.59 percent from 0.39 percent for the same period of fiscal 2017; and return on average stockholders' equity for the third quarter of fiscal 2018 increased to 5.76 percent from 3.46 percent for the comparable period of fiscal 2017.
On a sequential quarter basis, the net income for the third quarter of fiscal 2018 of $1.73 million reflects a $2.51 million improvement from the net loss of $777,000 in the second quarter of fiscal 2018.  The increase in the third quarter of fiscal 2018 results compared to the second quarter of fiscal 2018 was primarily attributable to a $373,000 increase in net interest income, a $494,000 increase in the recovery from the allowance for loan losses, a $774,000 decrease in other non-interest expense and a $1.40 million decrease in the provision for income taxes, partly offset by a $720,000 decrease in the gain on sale of loans. Diluted earnings per share for the third quarter of fiscal 2018 were $0.23 per share, up from the $0.10 loss per share during the second quarter of fiscal 2018.  Return on average assets increased to 0.59 percent for the third quarter of fiscal 2018 from a loss on average assets of 0.27 percent in the second quarter of fiscal 2018; and

return on average stockholders' equity for the third quarter of fiscal 2018 was 5.76 percent, compared to a loss on average stockholders' equity of 2.50 percent for the second quarter of fiscal 2018.
For the nine months ended March 31, 2018, net income decreased $3.51 million, or 83 percent, to $731,000 from net income of $4.24 million in the comparable period ended March 31, 2017; and diluted earnings per share for the nine months ended March 31, 2018 decreased 81 percent to $0.10 per share (on 7.63 million average diluted shares outstanding) from $0.52 per share (on 8.13 million average diluted shares outstanding) for the comparable nine month period last year.
Net interest income increased $477,000, or six percent, to $9.12 million in the third quarter of fiscal 2018 from $8.65 million for the same quarter of fiscal 2017, attributable to an increase in the net interest margin, partly offset by a lower average interest-earning assets balance. The net interest margin during the third quarter of fiscal 2018 increased 23 basis points to 3.23 percent from 3.00 percent in the same quarter last year, primarily due to an increase in the average yield of earning assets and, to a lesser extent, a decrease in the average cost of costing liabilities. The average yield on interest-earning assets increased by 22 basis points to 3.78 percent in the third quarter of fiscal 2018 from 3.56 percent in the same quarter last year and the average cost of liabilities decreased by two basis points to 0.62 percent in the third quarter of fiscal 2018 from 0.64 percent in the same quarter last year. The average balance of interest-earning assets decreased by $23.80 million, or two percent, to $1.13 billion in the third quarter of fiscal 2018 from $1.15 billion in the same quarter last year.

The average balance of loans receivable, including loans held for sale, decreased by $12.4 million, or one percent, to $961.8 million in the third quarter of fiscal 2018 from $974.2 million in the same quarter of fiscal 2017, primarily due to a decrease in average loans held for sale attributable to a decrease in mortgage banking activity (primarily due to higher mortgage interest rates and the resulting lower refinance volume), partly offset by an increase in average loans held for investment. The average yield on loans receivable increased by 15 basis points to 4.13 percent in the third quarter of fiscal 2018 from an average yield of 3.98 percent in the same quarter of fiscal 2017. The increase in the average loan yield was primarily attributable to an increase in the average yield of loans held for investment and an increase in the average yield of loans held for sale with a lower percentage of loans held for sale to total loans receivable.  The average balance of loans held for investment in the third quarter of fiscal 2018 was $888.6 million with an average yield of 4.13 percent, up from $869.5 million with an average yield of 4.00 percent in the same quarter of fiscal 2017; while the average balance of loans held for sale in the third quarter of fiscal 2018 was $73.3 million with an average yield of 4.13 percent, down from $104.7 million with an average yield of 3.87 percent in the same quarter of fiscal 2017. The outstanding balance of "preferred loans" (multi-family, commercial real estate, construction and commercial business loans) decreased by $6.1 million, or one percent, to $579.0 million at March 31, 2018 from $585.1 million at June 30, 2017, net of undisbursed loan funds of $5.6 million and $9.0 million, respectively. The percentage of preferred loans to total loans held for investment at March 31, 2018 increased to 65 percent from 64 percent at June 30, 2017.  Loan principal payments received in the third quarter of fiscal 2018 were $43.2 million, compared to $46.2 million in the same quarter of fiscal 2017.
The average balance of investment securities increased by $52.1 million, or 110 percent, to $99.4 million in the third quarter of fiscal 2018 from $47.3 million in the same quarter of fiscal 2017.  The increase was primarily attributable to mortgage-backed securities purchases, partly offset by principal payments received on mortgage-backed securities.  The average yield on investment securities increased 34 basis points to 1.54 percent in the third quarter of fiscal 2018 from 1.20 percent for the same quarter of fiscal 2017. The increase in the average yield was primarily attributable to mortgage-backed securities purchases which had higher average yields than the existing portfolio and the repricing of variable rate investment securities to higher market interest rates.
In the third quarter of fiscal 2018, the Federal Home Loan Bank ("FHLB") – San Francisco distributed $144,000 of quarterly cash dividends to the Bank, a $40,000 or 22 percent decrease from the cash dividends received by the Bank in the same quarter last year.
The average balance of the Company's interest-earning deposits, primarily cash with the Federal Reserve Bank of San Francisco, decreased $63.6 million, or 51 percent, to $61.6 million in the third quarter of fiscal 2018 from $125.2 million in the same quarter of fiscal 2017. The decrease in interest-earning deposits was primarily due to the purchases of investment securities. The average yield earned on interest-earning deposits in the third quarter of fiscal 2018 was 1.51 percent, up 71 basis points from 0.80 percent in the same quarter of fiscal 2017 as a result of the impact of the increases in the federal funds rate over the last year.

Average deposits decreased $16.0 million, or two percent, to $912.0 million in the third quarter of fiscal 2018 from $928.0 million in the same quarter of fiscal 2017. The average cost of deposits decreased by two basis points to 0.38 percent in the third quarter of fiscal 2018 from 0.40 percent in the same quarter last year, primarily due to a lower percentage of time deposits to total deposit. Transaction account balances or "core deposits" increased $18.4 million, or three percent, to $677.0 million at March 31, 2018 from $658.6 million at June 30, 2017, while time deposits decreased $22.4 million, or eight percent, to $245.5 million at March 31, 2018 from $267.9 million at June 30, 2017, consistent with the Bank's strategy to decrease the percentage of time deposits in its deposit base and to increase the percentage of checking and savings accounts.
The average balance of borrowings, which consisted of FHLB – San Francisco advances, increased $1.3 million, or one percent, to $112.6 million and the average cost of advances decreased four basis points to 2.56 percent in the third quarter of fiscal 2018, compared to an average balance of $111.3 million with an average cost of 2.60 percent in the same quarter of fiscal 2017. The decrease in the average cost of advances was primarily due to the maturity of a long-term advance which was renewed at a lower cost in the third quarter of fiscal 2018.
During the third quarter of fiscal 2018, the Company recorded a recovery from the allowance for loan losses of $505,000, compared to the recovery from the allowance for loan losses of $165,000 recorded during the same period of fiscal 2017 and the recovery from the allowance for loan losses of $11,000 recorded in the second quarter of fiscal 2018 (sequential quarter). The recovery from the allowance for loan losses was primarily attributable to the improving risk profile of the loan portfolio as reflected in the asset quality ratios and loan balances shifting to lower risk categories from higher risk categories.
Non-performing assets, with underlying collateral located in California, decreased $2.0 million, or 21 percent, to $7.6 million, or 0.64 percent of total assets, at March 31, 2018, compared to $9.6 million, or 0.80 percent of total assets, at June 30, 2017.  Non-performing loans decreased $1.2 million, or 15 percent, to $6.8 million at March 31, 2018 from $8.0 million at June 30, 2017. The non-performing loans at March 31, 2018 are comprised of 24 single-family loans ($6.7 million) and one commercial business loan ($58,000).  At March 31, 2018, real estate owned was $787,000, a decline of $828,000, or 51%, from $1.6 million at June 30, 2017 and was comprised of two single-family real estate owned properties acquired during the third quarter of fiscal 2018.
Net loan charge-offs for the quarter ended March 31, 2018 were $39,000 or 0.02 percent (annualized) of average loans receivable, compared to net loan recoveries of $49,000 or (0.02) percent (annualized) of average loans receivable for the quarter ended March 31, 2017 and net loan recoveries of $23,000 or (0.01) percent (annualized) of average loans receivable for the quarter ended December 31, 2017 (sequential quarter).
Classified assets at March 31, 2018 were $11.9 million, comprised of $2.8 million of loans in the special mention category, $8.3 million of loans in the substandard category and $787,000 in real estate owned; while classified assets at June 30, 2017 were $13.3 million, comprised of $3.7 million of loans in the special mention category, $8.0 million of loans in the substandard category and $1.6 million in real estate owned.

For the quarter ended March 31, 2018, two loans totaling $2.2 million were restructured from their original terms and classified as restructured loans. The outstanding restructured loans at March 31, 2018 were $5.4 million, up from $3.6 million at June 30, 2017, of which $3.7 million or 68 percent were current at March 31, 2018, with respect to their modified payment terms.
The allowance for loan losses was $7.5 million at March 31, 2018, or 0.84 percent of gross loans held for investment, compared to $8.0 million at June 30, 2017, or 0.88 percent of gross loans held for investment.  Management believes that, based on currently available information, the allowance for loan losses is sufficient to absorb potential losses inherent in loans held for investment at March 31, 2018.
Non-interest income decreased by $1.58 million, or 23 percent, to $5.21 million in the third quarter of fiscal 2018 from $6.79 million in the same period of fiscal 2017, primarily as a result of a decrease in the gain on sale of loans during the current quarter as compared to the comparable period last year.  On a sequential quarter basis, non-interest income decreased $531,000, or nine percent, primarily as a result of a decrease in the gain on sale of loans.
The gain on sale of loans decreased $1.80 million, or 33 percent, to $3.60 million for the quarter ended March 31, 2018 from $5.40 million in the comparable quarter last year, and decreased $720,000 or 17 percent from the quarter ended December 31, 2017 (sequential quarter), reflecting the impact of a lower loan sale volume and a lower average loan sale margin.  Total loan sale volume, which includes the net change in commitments to extend credit on loans to be held for sale, was $235.5 million in the quarter ended March 31, 2018, down $106.7 million or 31 percent, from $342.2 million in the comparable quarter last year and decreased $52.3 million or 18 percent from $287.8 million in the quarter ended December 31, 2017 (sequential quarter). The average loan sale margin from mortgage banking was 153 basis points for the quarter ended March 31, 2018, a decrease of five basis points from 158 basis points in the same quarter last year, yet four basis points higher than 149 basis points in the second quarter of fiscal 2018 (sequential quarter).  The gain on sale of loans includes an unfavorable fair-value adjustment on loans held for sale and derivative financial instruments (commitments to extend credit, commitments to sell loans, commitments to sell mortgage-backed securities, and option contracts) that amounted to a net loss of $844,000 in the third quarter of fiscal 2018, compared to a favorable fair-value adjustment that amounted to a net gain of $635,000 in the same period last year and an unfavorable fair-value adjustment that amounted to a net loss of $1.30 million in the second quarter of fiscal 2018 (sequential quarter).
In the third quarter of fiscal 2018, $220.2 million of loans were originated and purchased for sale, 31 percent lower than the $317.9 million for the same period last year, and 34 percent lower than the $331.9 million during the second quarter of fiscal 2018 (sequential quarter). The loan origination volume has decreased from the previous year as a result of increased mortgage interest rates reducing refinance activity. Total loans sold during the quarter ended March 31, 2018 were $225.9 million, 39 percent lower than the $369.5 million sold during the same quarter last year, and 37 percent lower than the $361.4 million sold during the second quarter of fiscal 2018 (sequential quarter).  Total loan originations (including loans originated and purchased for investment and loans originated and purchased for sale) were $269.5 million in the third quarter of fiscal 2018, a decrease of 28 percent from $375.9 million in the same quarter of fiscal 2017, and 27 percent lower than the $366.8 million in the second quarter of fiscal 2018 (sequential quarter).
Non-interest expenses decreased $1.33 million, or 10 percent, to $12.44 million in the third quarter of fiscal 2018 from $13.77 million in the same quarter last year.  The decrease was primarily due to a $1.56 million decrease in salaries and employee benefits expense and a $208,000 decrease in sales and marketing expense, partly offset by a $373,000 increase in other non-interest expenses (primarily attributable to the $668,000 reversal of loan origination liability accruals in the third quarter of fiscal 2017 which was not replicated this quarter). The decrease in salaries and employee benefits expense was primarily related to lower variable compensation resulting from lower mortgage banking loan originations and staff reductions in mortgage banking. On a sequential quarter basis, non-interest expenses decreased $774,000 or six percent from $13.21 million, primarily as a result of a $773,000 decrease in other non-interest expenses (primarily attributable to the $650,000 litigation expense accrual recorded in the second quarter of fiscal 2018 which was not replicated this quarter).
The Company's efficiency ratio in the third quarter of fiscal 2018 was 87 percent, an improvement from 89 percent in the same quarter last year and an improvement from 91 percent in the second quarter of fiscal 2018 (sequential quarter).
The Company's income tax provision was $667,000 for the third quarter of fiscal 2018, down three percent from the $690,000 provision for income taxes in the same quarter last year. The decrease was primarily attributable to the reduction of the federal income tax rate resulting from the Tax Cuts and Jobs Act, partly offset by higher income before taxes. In addition, our fiscal year end requires the use of a blended rate as prescribed by the Internal Revenue Code, which is 28.06% and will be used through June 30, 2018. On a sequential quarter basis, the provision for income taxes decreased $1.40 million, or 68 percent, from $2.07 million in the second quarter of fiscal 2018, primarily attributable to the $1.84 million write-down of net deferred tax assets following a deferred tax revaluation resulting from the Tax Cuts and Jobs Act recorded in the second quarter of fiscal 2018. The Company believes that the tax provision recorded in the third quarter of fiscal 2018 reflects its current income tax obligations.
The Company repurchased 77,681 shares of its common stock during the quarter ended March 31, 2018 at an average cost of $18.21 per share. As of March 31, 2018, a total of 344,207 shares or 89 percent of the shares authorized in the June 2017 stock repurchase plan have been purchased, leaving 40,993 shares available for future purchases through June 19, 2018.
The Bank currently operates 14 retail/business banking offices in Riverside County and San Bernardino County (Inland Empire).  Provident Bank Mortgage operates two wholesale loan production offices and nine retail loan production offices located throughout California.
The Company will host a conference call for institutional investors and bank analysts on Thursday, April 26, 2018 at 9:00 a.m. (Pacific) to discuss its financial results.  The conference call can be accessed by dialing 1-800-288-8960 and requesting the Provident Financial Holdings Earnings Release Conference Call.  An audio replay of the conference call will be available through Thursday, May 3, 2018 by dialing 1-800-475-6701 and referencing access code number 447812.

For more financial information about the Company please visit the website at www.myprovident.com and click on the "Investor Relations" section.

Safe-Harbor Statement

This press release contains statements that the Company believes are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements relate to the Company's financial condition, liquidity, results of operations, plans, objectives, future performance or business. You should not place undue reliance on these statements, as they are subject to risks and uncertainties. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make.

Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors which could cause actual results to differ materially from the results anticipated or implied by our forward-looking statements include, but are not limited  to increased competitive pressures; changes in the interest rate environment; secondary market conditions for loans and our ability to sell loans in the secondary market; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in the Company's latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission ("SEC") - which are available on our website at www.myprovident.com and on the SEC's website at www.sec.gov. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements whether as a result of new information, future events or otherwise. These risks could cause our actual results for fiscal 2018 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of us and could negatively affect our operating and stock price performance.

Contacts:	Craig G. Blunden	Donavon P. Ternes
	Chairman and	President, Chief Operating Officer,
	Chief Executive Officer	and Chief Financial Officer

PROVIDENT FINANCIAL HOLDINGS, INC. Condensed Consolidated Statements of Financial Condition (Unaudited –In Thousands, Except Share Information)
	March 31,	December 31,	September 30,	June 30,
	2018	2017	2017	2017
Assets
Cash and cash equivalents	$50,574	$47,173	$49,217	$72,826
Investment securities – held to maturity, at cost	95,724	87,626	64,751	60,441
Investment securities - available for sale, at fair value	8,002	8,405	8,940	9,318
Loans held for investment, net of allowance for loan losses of $7,531; $8,075; $8,063 and $8,039, respectively; includes $4,996; $5,157; $6,924 and $6,445 at fair value, respectively	894,167	885,976	908,060	904,919
Loans held for sale, at fair value	89,823	96,589	127,234	116,548
Accrued interest receivable	3,100	3,147	2,989	2,915
Real estate owned, net	787	621	-	1,615
FHLB – San Francisco stock	8,108	8,108	8,108	8,108
Premises and equipment, net	8,734	7,816	7,333	6,641
Prepaid expenses and other assets	17,583	16,670	17,154	17,302

Total assets	$1,176,602	$1,162,131	$1,193,786	$1,200,633

Liabilities and Stockholders' Equity
Liabilities:
Non interest-bearing deposits	$87,520	$77,144	$82,415	$77,917
Interest-bearing deposits	834,979	830,644	844,601	848,604
Total deposits	922,499	907,788	927,016	926,521

Borrowings	111,176	111,189	121,206	126,226
Accounts payable, accrued interest and other liabilities	22,327	22,454	20,643	19,656
Total liabilities	1,056,002	1,041,431	1,068,865	1,072,403

Stockholders' equity:
Preferred stock, $.01 par value (2,000,000 shares authorized; none issued and outstanding)
	-	-	-	-
Common stock, $.01 par value (40,000,000 shares
authorized; 18,033,115; 17,976, 615; 17,970,865
and 17,949,365 shares issued, respectively;
7,460,804; 7,474,776; 7,609,552 and 7,714,052
shares outstanding, respectively)

	180	180	180	180
Additional paid-in capital	94,719	94,011	93,669	93,209
Retained earnings	190,301	189,610	191,451	192,754
Treasury stock at cost (10,572,311; 10,501,839; 10,361,313 and 10,235,313 shares, respectively)
	(164,786)	(163,311)	(160,609)	(158,142)
Accumulated other comprehensive income, net of tax	186	210	230	229

Total stockholders' equity	120,600	120,700	124,921	128,230

Total liabilities and stockholders' equity	$1,176,602	$1,162,131	$1,193,786	$1,200,633

PROVIDENT FINANCIAL HOLDINGS, INC. Condensed Consolidated Statements of Operations (Unaudited - In Thousands, Except Earnings Per Share)
	Quarter Ended March 31,		Nine Months Ended March 31,

	2018	2017	2018	2017
Interest income:
Loans receivable, net	$9,933	$9,704	$29,825	$30,300
Investment securities	382	142	958	354
FHLB – San Francisco stock	144	184	428	827
Interest-earning deposits	233	250	591	406
Total interest income	10,692	10,280	31,802	31,887

Interest expense:
Checking and money market deposits	96	90	311	293
Savings deposits	147	144	445	434
Time deposits	613	686	1,877	2,189
Borrowings	712	713	2,176	2,151
Total interest expense	1,568	1,633	4,809	5,067

Net interest income	9,124	8,647	26,993	26,820
Recovery from the allowance for loan losses	(505)	(165)	(347)	(665)
Net interest income, after recovery from the allowance for loan losses	9,629	8,812	27,340	27,485

Non-interest income:
Loan servicing and other fees	493	362	1,173	939
Gain on sale of loans, net	3,597	5,395	12,761	19,869
Deposit account fees	529	562	1,623	1,664
Loss on sale and operations of real estate owned acquired in the settlement of loans	(19)	(74)	(81)	(240)
Card and processing fees	372	338	1,126	1,063
Other	238	208	701	580
Total non-interest income	5,210	6,791	17,303	23,875

Non-interest expense:
Salaries and employee benefits	8,808	10,370	26,710	32,033
Premises and occupancy	1,255	1,241	3,829	3,765
Equipment	442	352	1,179	1,054
Professional expenses	400	436	1,441	1,571
Sales and marketing expenses	213	421	717	970
Deposit insurance premiums and regulatory assessments	189	189	591	614
Other	1,132	759	6,919	4,061
Total non-interest expense	12,439	13,768	41,386	44,068

Income before taxes	2,400	1,835	3,257	7,292
Provision for income taxes	667	690	2,526	3,049
Net income	$1,733	$1,145	$731	$4,243

Basic earnings per share	$0.23	$0.14	$0.10	$0.53
Diluted earnings per share	$0.23	$0.14	$0.10	$0.52
Cash dividends per share	$0.14	$0.13	$0.42	$0.39

PROVIDENT FINANCIAL HOLDINGS, INC. Condensed Consolidated Statements of Operations – Sequential Quarter (Unaudited – In Thousands, Except Share Information)
	Quarter Ended
	March 31,	December 31,	September 30,
	2018	2017	2017
Interest income:
Loans receivable, net	$9,933	$9,735	$10,157
Investment securities	382	319	257
FHLB – San Francisco stock	144	143	141
Interest-earning deposits	233	168	190
Total interest income	10,692	10,365	10,745

Interest expense:
Checking and money market deposits	96	112	103
Savings deposits	147	149	149
Time deposits	613	625	639
Borrowings	712	728	736
Total interest expense	1,568	1,614	1,627

Net interest income	9,124	8,751	9,118
(Recovery) provision for loan losses	(505)	(11)	169
Net interest income, after (recovery) provision for loan losses	9,629	8,762	8,949

Non-interest income:
Loan servicing and other fees	493	317	363
Gain on sale of loans, net	3,597	4,317	4,847
Deposit account fees	529	536	558
Loss on sale and operations of real estate owned acquired in the settlement of loans, net	(19)	(22)	(40)
Card and processing fees	372	373	381
Other	238	220	243
Total non-interest income	5,210	5,741	6,352

Non-interest expense:
Salaries and employee benefits	8,808	8,633	9,269
Premises and occupancy	1,255	1,260	1,314
Equipment	442	375	362
Professional expenses	400	521	520
Sales and marketing expenses	213	301	203
Deposit insurance premiums and regulatory assessments	189	218	184
Other	1,132	1,905	3,882
Total non-interest expense	12,439	13,213	15,734

Income (loss) before taxes	2,400	1,290	(433)
Provision (benefit) for income taxes	667	2,067	(208)
Net income (loss)	$1,733	$(777)	$(225)

Basic earnings (loss) per share	$0.23	$(0.10)	$(0.03)
Diluted earnings (loss) per share	$0.23	$(0.10)	$(0.03)
Cash dividends per share	$0.14	$0.14	$0.14

PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited - Dollars in Thousands, Except Share Information )
	Quarter Ended March 31,		Nine Months Ended March 31,
	2018	2017	2018	2017
SELECTED FINANCIAL RATIOS:
Return on average assets	0.59%	0.39%	0.08%	0.47%
Return on average stockholders' equity	5.76%	3.46%	0.78%	4.26%
Stockholders' equity to total assets	10.25%	10.97%	10.25%	10.97%
Net interest spread	3.16%	2.92%	3.10%	2.99%
Net interest margin	3.23%	3.00%	3.16%	3.06%
Efficiency ratio	86.78%	89.18%	93.43%	86.93%
Average interest-earning assets to average
interest-bearing liabilities	110.37%	111.11%	110.69%	111.15%

SELECTED FINANCIAL DATA:
Basic earnings per share	$0.23	$0.14	$0.10	$0.53
Diluted earnings per share	$0.23	$0.14	$0.10	$0.52
Book value per share	$16.16	$16.69	$16.16	$16.69
Shares used for basic EPS computation	7,457,275	7,925,531	7,573,301	7,942,903
Shares used for diluted EPS computation	7,615,570	8,093,571	7,626,066	8,126,051
Total shares issued and outstanding	7,460,804	7,885,547	7,460,804	7,885,547

LOANS ORIGINATED AND PURCHASED FOR SALE:
Retail originations	$129,816	$185,668	$526,904	$769,495
Wholesale originations and purchases	90,377	132,241	417,445	737,667
Total loans originated and purchased for sale	$220,193	$317,909	$944,349	$1,507,162

LOANS SOLD:
Servicing released	$220,532	$363,443	$945,715	$1,547,435
Servicing retained	5,326	6,074	22,574	28,895
Total loans sold	$225,858	$369,517	$968,289	$1,576,330

	As of	As of	As of	As of	As of
	03/31/18	12/31/17	09/30/17	06/30/17	03/31/17
ASSET QUALITY RATIOS AND DELINQUENT LOANS:
Recourse reserve for loans sold	$283	$283	$305	$305	$403
Allowance for loan losses	$7,531	$8,075	$8,063	$8,039	$8,275
Non-performing loans to loans held for investment, net	0.76%	0.90%	0.88%	0.88%	1.01%
Non-performing assets to total assets	0.64%	0.74%	0.67%	0.80%	0.97%
Allowance for loan losses to gross loans held
for investment	0.84%	0.90%	0.88%	0.88%	0.93%
Net loan charge-offs (recoveries) to average loans receivable (annualized)	0.02%	(0.01)%	0.06%	(0.06)%	(0.02)%
Non-performing loans	$6,766	$7,985	$7,991	$7,995	$8,852
Loans 30 to 89 days delinquent	$160	$1,537	$1,512	$1,035	$978

PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited - Dollars in Thousands)
	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	03/31/18	12/31/17	09/30/17	06/30/17	03/31/17
Recourse recovery for loans sold	$-	$(22)	$-	$(98)	$(9)
(Recovery) provision for loan losses	$(550)	$(11)	$169	$(377)	$(165)
Net loan charge-offs (recoveries)	$39	$(23)	$145	$(141)	$(49)

	As of	As of	As of	As of	As of
	03/31/18	12/31/17	09/30/17	06/30/17	03/31/17
REGULATORY CAPITAL RATIOS (BANK):
Tier 1 leverage ratio	9.83%	9.59%	9.54%	9.90%	9.79%
Common equity tier 1 capital ratio	16.72%	16.44%	15.79%	16.14%	16.10%
Tier 1 risk-based capital ratio	16.72%	16.44%	15.79%	16.14%	16.10%
Total risk-based capital ratio	17.84%	17.65%	16.95%	17.28%	17.28%

REGULATORY CAPITAL RATIOS (COMPANY):
Tier 1 leverage ratio	10.33%	10.28%	10.55%	10.77%	11.07%
Common equity tier 1 capital ratio	17.56%	17.62%	17.46%	17.57%	18.20%
Tier 1 risk-based capital ratio	17.56%	17.62%	17.46%	17.57%	18.20%
Total risk-based capital ratio	18.68%	18.83%	18.62%	18.71%	19.38%

	As of March 31,
	2018		2017
	Balance	Rate(1)	Balance	Rate(1)
INVESTMENT SECURITIES:
Held to maturity:
Certificates of deposit	$600	1.76%	$800	0.86%
U.S. SBA loan pool securities	3,009	1.86	-	-
U.S. government sponsored enterprise MBS	92,115	2.10	40,235	1.91
Total investment securities held to maturity	$95,724	2.09%	$41,035	1.89%

Available for sale (at fair value):
U.S. government agency MBS	$4,656	2.72%	$5,700	2.12%
U.S. government sponsored enterprise MBS	2,951	3.50	3,661	2.87
Private issue collateralized mortgage obligations	395	3.16	501	2.82
Total investment securities available for sale	$8,002	3.03%	$9,862	2.43%

Total investment securities	$103,726	2.16%	$50,897	2.00%

(1) The interest rate described in the rate column is the weighted-average interest rate or yield of all instruments, which are included in the balance of the respective line item.

PROVIDENT FINANCIAL HOLDINGS, INC.
Financial Highlights
(Unaudited - Dollars in Thousands)

	As of March 31,
	2018		2017
	Balance	Rate(1)	Balance	Rate(1)
LOANS HELD FOR INVESTMENT:
Held to maturity:
Single-family (1 to 4 units)	$316,912	4.18%	$319,714	3.94%
Multi-family (5 or more units)	466,266	4.10	459,180	4.05
Commercial real estate	106,937	4.67	96,364	4.63
Construction	10,915	6.69	16,552	5.75
Other	-	-	241	5.57
Commercial business	450	6.06	668	6.11
Consumer	130	13.80	126	13.48
Total loans held for investment	901,610	4.23%	892,845	4.11%

Undisbursed loan funds	(5,591)		(9,468)
Advance payments of escrows	160		165
Deferred loan costs, net	5,519		5,243
Allowance for loan losses	(7,531)		(8,275)
Total loans held for investment, net	$894,167		$880,510

Purchased loans serviced by others included above	$20,659	3.32%	$23,397	3.37%

(1) The interest rate described in the rate column is the weighted-average interest rate or yield of all instruments, which are included in the balance of the respective line item.

	As of March 31,
	2018		2017
	Balance	Rate(1)	Balance	Rate(1)

DEPOSITS:
Checking accounts – non interest-bearing	$87,520	-%	$76,795	-%
Checking accounts – interest-bearing	260,492	0.11	258,197	0.11
Savings accounts	295,606	0.20	290,158	0.20
Money market accounts	33,396	0.21	32,648	0.21
Time deposits	245,485	1.03	280,508	0.98
Total deposits	$922,499	0.38%	$938,306	0.39%

BORROWINGS:
Overnight	$-	-%	$-	-%
Three months or less	-	-	-	-
Over three to six months	-	-	-	-
Over six months to one year	-	-	10,017	3.01
Over one year to two years	10,000	1.53	-	-
Over two years to three years	20,000	3.85	10,000	1.53
Over three years to four years	21,176	2.07	20,000	3.85
Over four years to five years	-	-	21,227	2.08
Over five years	60,000	2.40	50,000	2.36
Total borrowings	$111,176	2.52%	$111,244	2.56%

(1) The interest rate described in the rate column is the weighted-average interest rate or cost of all instruments, which are included in the balance of the respective line item.

PROVIDENT FINANCIAL HOLDINGS, INC.
Financial Highlights
(Unaudited - Dollars in Thousands)

	Quarter Ended		Quarter Ended
	March 31, 2018		March 31, 2017
	Balance	Rate(1)	Balance	Rate(1)

SELECTED AVERAGE BALANCE SHEETS:
Loans receivable, net (2)	$961,826	4.13%	$974,207	3.98%
Investment securities	99,390	1.54%	47,283	1.20%
FHLB – San Francisco stock	8,108	7.10%	8,094	9.09%
Interest-earning deposits	61,591	1.51%	125,155	0.80%
Total interest-earning assets	$1,130,915	3.78%	$1,154,739	3.56%
Total assets	$1,165,735		$1,186,709

Deposits	$912,029	0.38%	$927,994	0.40%
Borrowings	112,625	2.56%	111,251	2.60%
Total interest-bearing liabilities	$1,024,654	0.62%	$1,039,245	0.64%
Total stockholders' equity	$120,277		$132,218

(1)The interest rate described in the rate column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.
(2)Includes loans held for investment and loans held for sale at fair value, net of the allowance for loan losses.

	Nine Months Ended		Nine Months Ended
	March 31, 2018		March 31, 2017
	Balance	Rate(1)	Balance	Rate(1)

SELECTED AVERAGE BALANCE SHEETS:
Loans receivable, net (2)	$986,952	4.03%	$1,034,671	3.90%
Investment securities	87,710	1.46%	47,495	0.99%
FHLB – San Francisco stock	8,108	7.04%	8,094	13.62%
Interest-earning deposits	57,254	1.36%	79,813	0.67%
Total interest-earning assets	$1,140,024	3.72%	$1,170,073	3.63%
Total assets	$1,173,264		$1,202,136

Deposits	$917,131	0.38%	$933,406	0.42%
Borrowings	112,766	2.57%	119,299	2.40%
Total interest-bearing liabilities	$1,029,897	0.62%	$1,052,705	0.64%
Total stockholders' equity	$124,193		$132,769

(1)The interest rate described in the rate column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.
(2)Includes loans held for investment and loans held for sale at fair value, net of the allowance for loan losses.

PROVIDENT FINANCIAL HOLDINGS, INC. Asset Quality (1) (Unaudited – Dollars in Thousands)
	As of	As of	As of	As of	As of
	03/31/18	12/31/17	09/30/17	06/30/17	03/31/17
Loans on non-accrual status (excluding restructured loans):
Mortgage loans:
Single-family	$3,616	$4,508	$4,534	$4,668	$4,704
Multi-family	-	-	-	-	372
Commercial real estate	-	-	-	201	201
Total	3,616	4,508	4,534	4,869	5,277

Accruing loans past due 90 days or more:	-	-	-	-	-
Total	-	-	-	-	-

Restructured loans on non-accrual status:
Mortgage loans:
Single-family	3,092	3,416	3,393	3,061	3,507
Commercial business loans	58	61	64	65	68
Total	3,150	3,477	3,457	3,126	3,575

Total non-performing loans	6,766	7,985	7,991	7,995	8,852

Real estate owned, net	787	621	-	1,615	2,768
Total non-performing assets	$7,553	$8,606	$7,991	$9,610	$11,620

(1)	The non-performing loans balances are net of individually evaluated or collectively evaluated allowances, specifically attached to the individual loans and include fair value credit adjustments.